Exhibit 99.1

Beyond Air Receives Nasdaq Hearing Panel Decision Granting Continued Listing

GARDEN CITY, N.Y., June 1, 2026 (GLOBE NEWSWIRE) — Beyond Air, Inc. (NASDAQ: XAIR), a commercial-stage medical device and biopharmaceutical company focused on harnessing the power of nitric oxide (NO) to improve patients’ lives, today announced that the Nasdaq Hearings Panel (the “Panel”) has granted the Company’s request to continue its listing on The Nasdaq Stock Market, subject to regaining compliance with the Nasdaq Stock Market LLC’s (“Nasdaq” or the “Exchange”) Listing Rule 5550(a)(2) (the “Bid Price Rule”) by July 31, 2026. The Company is fully compliant with all other continued listing requirements.

“We appreciate the Panel’s thoughtful review and support of our compliance plan,” said Robert Goodman, Chief Executive Officer of Beyond Air. “This decision provides us with the time needed to complete the steps necessary to regain compliance while we remain focused on advancing our commercial execution and progressing our next-generation portable nitric oxide platform.”

As previously disclosed, Beyond Air’s shareholders will vote on a proposal authorizing a reverse stock split at the Company’s special meeting of stockholders on June 18, 2026. If approved, the Company expects to implement the reverse stock split at a ratio deemed appropriate by its Board of Directors to facilitate regaining compliance with the Nasdaq bid price requirement.

About Beyond Air, Inc.

Beyond Air is a commercial-stage medical device and biopharmaceutical company dedicated to harnessing the power of endogenous and exogenous nitric oxide (NO) to improve the lives of patients suffering from respiratory illnesses, neurological disorders, and solid tumors. The Company has received FDA approval and CE Mark for its first system, LungFit PH, for the treatment of term and near-term neonates with hypoxic respiratory failure. For more information, visit www.beyondair.net.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Company’s ability to regain compliance with Nasdaq’s continued listing requirements, including the bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2); the timing, approval, implementation, and effectiveness of any reverse stock split; the Company’s ability to maintain its listing on The Nasdaq Stock Market, the Company’s commercial growth and expectations related to the commercial growth, market adoption of LungFit PH, expansion in the U.S. and international markets, and the Company’s long-term strategic and financial performance; advancement and development of the Company’s next-generation portable nitric oxide platform and other product candidates; future financing activities and capital resources. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “expect,” “intend,” “plan,” “potential,” “will,” “would,” “could,” “may,” and similar expressions, or by the use of future tense. These statements are based on current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management, and are not guarantees of future performance.

Because forward-looking statements relate to future events, they are subject to inherent risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those expressed or implied in such statements. These risks and uncertainties include, but are not limited to, risks related to the Company’s ability to regain compliance with Nasdaq’s continued listing requirements within the required time periods or at all; the outcome of the Company’s special meeting of stockholders and the approval and implementation of any reverse stock split; the effectiveness of any reverse stock split in increasing or maintaining the market price of the Company’s common stock; the Company’s ability to maintain its Nasdaq listing; the Company’s ability to successfully execute its commercial strategy, achieve market adoption of its products, maintain and expand customer relationships, manage leadership transitions effectively, obtain additional financing, and other risks described in the “Risk Factors” section of Beyond Air, Inc.’s most recent Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

CONTACTS:

Investor Relations contact

Corey Davis, Ph.D.
LifeSci Advisors, LLC
cdavis@lifesciadvisors.com
(212) 915-2577